=======================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     PREMIER DEVELOPMENT & INVESTMENT, INC.
                  ---------------------------------------------
                 (Name Of Small Business Issuer in its Charter)



                       NEVADA                     52-2312117
              -----------------------       ----------------------
             (State or jurisdiction of      (I.R.S. Employer
                  incorporation or          Identification Number)
                   organization)



                           7475 Skillman, Suite C-102
                              Dallas, Texas  75231
                                 (813) 932-6822
          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive offices)

                              Andrew L. Jones, Esq.
                           7475 Skillman, Suite C-102
                              Dallas, Texas  75231
                                 (813) 932-6822
                                (209)254-8191 Fax
            --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                        Copies of all Communications to:

                           Stag Financial Group, Inc.
                        8910 N. Dale Mabry Hwy., Ste. 37
                              Tampa, Florida  33614
                                 (813) 932-6828
                               (813) 932-6830 Fax

Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
Title of Each                         Proposed        Proposed
Class of                               Maximum         Maximum       Amount of
Securities to be    Amount to be   Offering Price     Aggregate    Registration
Registered (1)       Registered      Per Share (2)  Offering Price      Fee
-------------------------------------------------------------------------------

$3.50 Series A
Warrant to
purchase shares
of common stock,
class A, $0.004
par value            1,461,328(3)            -0-(4)          -0-(4)         -0-(4)

Common stock,
class A, $0.004
par value,
underlying the
warrants             1,461,328(3)          $3.50(4)   $5,114,648(4)    $601.99
-------------------------------------------------------------------------------
   Total                                              $5,114,648       $601.99


(1) This registration statement relates to (a) non-transferable $3.50 Series A Warrants ("warrants") to purchase common stock, class A, $0.004 par value ("common stock") of Premier Development & Investment, Inc. which shall be issued to holders of common stock of Premier in the form of a dividend payable June 13, 2005 with a record date of June 8, 2005 and (b) the shares of common stock deliverable upon the exercise of the warrants. This registration statement also covers any additional of shares of Premier common stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(2) Estimated pursuant to Rule 457(o) solely for purposes of calculating the registration fee.

(3) The estimated number of warrants and underlying shares of common stock payable, plus a 10% overage for fractional amounts that will be rounded up, on our dividend with a record date of June 8, 2005 paying one warrant for every 50 shares of common stock held. We estimate on the June 8, 2005 record date we will have approximately 66,424,020 shares of common stock issued and outstanding. Based on the one for 50 ratio, we would issue 1,328,480 warrants.

Our 10% overage to cover fractional amounts rounded up is 132,848 warrants. Any unused portion of the 10% overage will not be issued and shall be deregistered.

(4) The non-transferable warrants are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the warrants being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   PROSPECTUS

                    Subject To Completion Dated June 10, 2005

                                  Common Stock

                     PREMIER DEVELOPMENT & INVESTMENT, INC.

                           [Premier Development Logo]

                   Warrants to Purchase up to 1,461,328 shares
                       of Common Stock at $3.50 per share


     We are distributing at no charge to holders of our common stock, class A, $0.004 par value ("common stock") non-transferable $3.50 Series A Warrants ("warrants") to purchase shares of our common stock. You will receive one warrant for every 50 shares of common stock owned at the close of business on June 8 2005. Fractional amounts shall be rounded up. We are distributing up to 1,461,328 warrants.

     Each warrant will entitle you to purchase one share of our common stock at a price of $3.50. The warrants shall expire, unless they are exercised, on December 31, 2007, unless otherwise extended by our Board of Directors. You should carefully consider whether to exercise your warrants prior to this expiration date. All exercises of warrants are irrevocable. Our Board of Directors is making no recommendation regarding your exercise of the warrants. The warrants may not be sold or transferred.

     The shares are being offered directly by us without the services of an underwriter or selling agent.

Shares of our common stock are traded on the OTC Bulletin Board under the symbol "PDIV." On June 10, 2005, the closing sales price for our common stock was $3.00 per share. We expect that the shares of common stock issued as a result of the warrants being exercised will also be listed on the OTC Bulletin Board under the same trading symbol.

     The exercise of your warrants for shares of our common stock involves numerous risks. You should carefully consider the risk factors beginning on page 6 of this prospectus before exercising your warrants.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is June ___, 2005.



TABLE OF CONTENTS

                                                 PAGE
                                                 ----

Summary ...........................................4
RISK FACTORS.......................................6
Forward-Looking Statements.........................9
Use of Proceeds....................................9
Determination of Offering Price....................9
Plan of Distribution..............................10
Description of Securities.........................10
Legal Matters.....................................12
Experts...........................................12
Incorporation by Reference........................12
Where You Can Find More Information...............12


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any exercise of the rights.


                                    SUMMARY

     This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to making a decision to exercise any or all of your warrants. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 6 of this prospectus and the financial statements and notes to these statements contained or incorporated by reference in this prospectus. Unless the context otherwise requires, references to "Premier," "we," "us," "our," or "Company" refer to Premier Development & Investment, Inc. and its subsidiaries.

                                  The Company

Overview

     We are a holding company involved in the development and operation of theme-based restaurant and bar properties. We were incorporated in the state of Nevada on March 29, 2001 and just commenced full-scale operations on August 1, 2004.


Our Business Strategy

     Our objective is to develop - either internally or through joint ventures and other similar partnership agreements - theme-based restaurant and bar concepts that may be expanded into full-fledged chains or franchise opportunities. By co-developing restaurant and bar properties in this manner we will be able to:

- reduce our financial risk by sharing in the development and marketing costs typically associated with opening new restaurants and bars;

- generate secondary or alternative revenue streams by providing professional restaurant and bar management consulting services through the collective expertise of our diverse management team; and

- better diversify our restaurant and bar portfolio to minimize our risk exposure to any single operation or concept.

     On July 30, 2001, we entered into a joint venture agreement with Tiki Hut Enterprises, Ltd., a private developer of restaurants and bars, for the formation of Coconut Grove Group, Ltd. The joint venture is 20% owned by us and 80% owned by Tiki Hut Enterprises, Ltd. The purpose of the joint venture is to develop, design, finance and fund, construct and operate a chain of theme-based casual dining restaurants and bars under the trade name Coconut Grove Grille and Blue Water Bar in and around major tourist destinations throughout the Caribbean Sea and major U.S. cities. We will be the joint venture's Managing Partner.
See "Business".

Players Grille Restaurant and Bar

     Players Grille is a theme-based casual dining sports bar we acquired in August 2004. As part of the transaction we acquired all ownership and rights to the brand name and concept as well as the right of first refusal to purchase the original location, also located in the Jacksonville area.

     Present we own and operate one Players Grille unit in the Jacksonville area. We plan on opening up to two new Players Grille locations within the Jacksonville area during the course of fiscal 2005. We also plan on introducing a franchising program for Players Grille later this fiscal year.

                                  THE OFFERING


Securities Offered     We are distributing to you, at no charge, one
                       non-transferable $3.50 Series A Warrant ("warrant") for every 50 shares of our common stock, class A, $0.004 par value ("common stock") that you owned at the close of business on June 8, 2005, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees, on your behalf, as a beneficial owner of such shares. We will not distribute any fractional warrants but will round the number of warrants you receive up to the nearest whole number.

$3.50 Series A         Each warrant entitles the holder to purchase one share
Warrants               of common stock at a price of $3.50 a share.  The
                       warrants are non-transferable and, unless otherwise extended by us, shall expire on December 31, 2007.

Record and             Shareholders of record at the close of business on
Payable Dates          June 8, 2005 shall be entitled to receive their
                       dividend of warrants. The payable date for the dividend has been set for June 13, 2005.

Shares Outstanding     We estimate we will have approximately 66,424,020
Before Warrant         shares of common stock issued and outstanding at the
Exercise               close of business on June 8, 2005.

                       However, in conjunction with the dividend, Premier will enact a 1-for-200 reverse stock split on the dividend record date of June 8, 2005. Premier's common stock will commence trading under a new trading symbol on June 9, 2005. Based on the projected number of pre-split shares issued and outstanding, Premier will have approximately 332,120 shares of common stock issued and outstanding at the beginning of business on June 9, 2005.

Shares Outstanding     Using the foregoing assumptions Premier will dividend
After Warrant          approximately 1,328,480 warrants.  Because we cannot
Exercise               predict the specific number of shares held by
                       shareholders at this time, we are registering a 10% overage, or 132,848 warrants, to cover any fractional amount round ups. Any remaining warrants not allocated shall be cancelled by us after the dividend is effected.

                       Based on these assumptions, and assuming all warrants, including the overage, are issued and exercised, we would have approximately 1,793,448 shares of common stock issued and outstanding.

Use of Proceeds        We intend to use the proceeds, if any, from the exercise
                       of the warrants for general working capital and to open additional Players Grille restaurants.

OTC Bulletin Board     Premier presently trades on the OTC Bulletin Board under
Trading Symbol         the symbol "PDIV."


                                  RISK FACTORS

     The exercise of your warrants for shares of our common stock involves a high degree of risk. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and evaluate the following risk factors.

AS A HOLDER OF COMMON STOCK, YOU MAY SUFFER SIGNIFICANT DILUTION OF YOUR PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.

     If you do not exercise your warrants and shares are purchased by other stockholders through their exercise of warrants, your proportionate voting and ownership interest will be reduced and the percentage that your original shares represent of our expanded equity after any warrant exercises will be diluted. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you exercise you warrants.

THE WARRANTS ARE NOT TRANSFERABLE AND THERE IS NO MARKET FOR THE WARRANTS.

     You may not sell, give away or otherwise transfer your warrants. The warrants are only transferable by operation of law. Because the warrants are non-transferable, there is no market or other means for you to directly realize any value associated with the warrants. You must exercise the warrants and acquire additional shares of our common stock to realize any value.

IF YOU EXERCISE YOUR WARRANTS, YOU MAY BE UNABLE TO SELL ANY SHARES YOU PURCHASE AT A PROFIT.

     The public trading market price of our common stock may decline after you elect to exercise your warrants. If that occurs, you will have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of warrants you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.


WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE TO CONTINUE GROWING OUR BUSINESS, BUT CANNOT BE CERTAIN THAT FUTURE FINANCING WILL BE AVAILABLE TO US ON ACCEPTABLE TERMS WHEN WE NEED IT.

     We currently do not have enough working capital to achieve our long-term business expansion goals. While we believe we will be able to secure the funding when necessary, we can give no assurances that such financing will be available, or if available, that it would be on acceptable terms.


WE DEPEND ON ANDREW L. JONES, OUR SOLE OFFICER AND DIRECTOR. THE LOSS OF HIS SERVICES, OR FUTURE KEY PERSONNEL, COULD HARM OUR BUSINESS.

     Our business is presently dependent on Andrew L. Jones, our sole officer and director. We do not have key person life insurance or an employment agreement with Mr. Jones. Should we lose Mr. Jones's services we could have great difficulty replacing him with another qualified officer, which could result in us failing to continue as a going concern. We are presently seeking additional qualified officer and director candidates to join the Premier management team.

OUR INDUSTRY IS HISTORICALLY SEASONAL.

     Our industry is historically seasonal, with sales volumes generally higher during the spring and summer months and lower in the fall and winter months. Severe weather, storms and similar conditions may impact sales volumes and prevent our business from reaching profitability, or if profitability is ever reached, fail to maintain such profitability.

OUR INDUSTRY IS SUBJECT TO MANY VARIOUS GOVERNMENT REGULATIONS.

     Our business is subject to various international, federal, state and local laws affecting our operations. Each unit we open must comply with various licensing requirements and regulations by a number of governmental authorities, which typically include health, safety and fire authorities in the municipality where our facility is located. The development and operation of successful facilities depends upon selecting and acquiring suitable building sites, which are subject to zoning, land use, environmental, traffic and other regulations.

     Additionally, because we anticipate a significant portion of our revenues to be generated from the sale of alcoholic beverages, we must comply with any and all regulations governing their sale. Typically this requires the proper licensing at each site (in most cases on an annual basis). Such licenses may be revoked or suspended for cause at any time. These regulations often relate to many aspects of the restaurant and bar's operation, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of any operational location to obtain or retain such a license would limit its ability to generate sufficient revenues to achieve profitability at that particular location, which could subsequently impact our business's overall sales volumes and ability to achieve (and if achieved, maintain) profitability.


WE HAVE ANTI-TAKEOVER PROVISIONS WHICH MAY MAKE IT DIFFICULT TO REPLACE OR REMOVE OUR CURRENT MANAGEMENT.

     Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of common stock, class B, and/or up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors may, without requiring shareholder approval, issue common stock, class B, and/or preferred stock with dividends, liquidation, conversion, voting or other rights which could supercede and/or adversely affect the voting power and/or other rights of the holders of our common stock, class A. The ability of our Board of Directors to issue common stock, class B, and/or preferred stock may prevent any shareholder attempt to replace or remove current management and/or could make it extremely difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.


OUR INDEPENDENT AUDITOR'S OPINION CONTAINS A "GOING CONCERN" QUALIFICATION.

     The auditor's opinion to our financial statements indicates that it was prepared on the assumption that we continue as a going concern. Nevertheless, our independent auditor believes there is "substantial doubt" that we will be able to continue as a going concern. See "Independent Auditors' Report" on page F-2. The auditor notes that we remain a development stage company and that we are dependent upon our ability to realize the value of our assets to meet future financing requirements. We believe we are taking the steps necessary towards developing and implementing our business plan and are working towards generating sufficient levels of cash flow that will lead to the elimination of such qualification from our audited statements. However, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated or sustained in the future.


OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

     The SEC has adopted a set of rules called the "penny stock rules" that regulate broker-dealer securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. These penny stock rules may make it more difficult for investors in our common stock to sell their common stock.


FORWARD-LOOKING STATEMENTS.

     On one or more occasions, we may make statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts included in this prospectus relating to expectation of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer patterns and preferences, are forward-looking statements.

     Words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may,""could" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our expectations will be realized.

     Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

     We may be unable to achieve the future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. See "Risk Factors." Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.


                                 USE OF PROCEEDS

     If all of the warrants included in this registration statement are issued and then exercised, we will receive estimated gross proceeds of $5,114,648. We intend to use the proceeds, if any, primarily for working capital and opening new Players Grille restaurants. We offer no assurance that any of the warrants will ever be exercised.


                         DETERMINATION OF OFFERING PRICE

     The exercise price of $3.50 for the warrants was arbitrarily decided by our Board of Directors. Their decision bears no price relationship to the market price of our common stock, assets, book value, earnings or other criteria of value.

     The Board of Directors makes no recommendation to you about whether you should exercise any of your warrants.

                              PLAN OF DISTRIBUTION

     We are offering shares of our common stock directly to you pursuant to this offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of warrants in this offering and no commissions, fees or discounts will be paid in connection with it. Certain of our officers and other employees may solicit responses from you, but such officers and other employees will not receive any commissions or compensation for such services other than their normal employment compensation.

     We will pay all fees associated with the issuance and distribution of the warrants which is estimated to be approximately $13,102.

     We expect that shares of our common stock received through the exercise of warrants will be traded on the OTC Bulletin Board under a new trading symbol to be announced on or around June 9, 2005.


                            DESCRIPTION OF SECURITIES

     We are authorized to issued 280,000,000 shares of capital stock, comprised of 250,000,000 shares of common stock, class A ("common stock"), with a par value of $0.00002 per share, 10,000,000 shares of common stock, class B, with a par value of $0.001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.001 per share.

     As of June 1, 2005, there were 66,424,020 shares of common stock issued and outstanding and no shares of common stock, class B, or preferred stock issued and outstanding. Upon the completion of a pending 1-for-200 reverse stock split transaction that will be effected prior to the opening of business on June 9, 2005 we will have approximately 332,120 shares of common stock issued and outstanding with a new par value of $0.004.

Common Stock

     Our Articles of Incorporation authorizes us to issue up to 250,000,000 shares of common stock, class A, $0.00002 par value ($0.004 par value after the pending reverse stock split on June 9, 2005). Each holder of our common stock is entitled to one vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors.
Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, as and if declared by our Board of Directors. All outstanding shares of our common stock are, along with the common stock being registered in this registration statement (upon issuance and sale), fully paid and non-assessable.

     In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of common stock, class B or preferred stock that our Board of Directors may decide to issue in the future.

Common Stock, Class B

     Our Articles of Incorporation authorizes us to issue up to 10,000,000 shares of common stock, class B, $0.001 par value. As of June 1, 2005 there were no shares of common stock, class B issued or outstanding. Our Board of Directors is authorized, without further action by the shareholders, to issue shares of common stock, class B and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that the Board of Directors' power to set the terms of, and our ability to issue, common stock, class B will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of common stock, class B, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding common stock, class B could also have the effect of delaying, deterring or preventing a change in control of our company.

Preferred Stock

     Our Articles of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock, $0.001 par value. As of June 1, 2005 there were no shares of preferred stock issued or outstanding. Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that the Board of Directors' power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

Warrants

     On June 1, 2005 we announced a dividend of $3.50 Series A Warrants ("warrants") to common stockholders. This dividend is payable in a ratio of one warrant for every 50 shares of common stock held at the close of business on the record date. The record date is June 8, 2005 and the dividend is payable on June 13, 2005.

     Based on the projected number of shares issued and outstanding on the record date, we anticipate issuing at least 1,328,480 warrants. We have established a 10% overage of 132,848 warrants to cover fractional issuances. Fractional warrants shall be rounded up. Any warrants, and their underlying shares of common stock, not issued as part of this dividend shall be unregistered after the dividend has been effected.

     Each warrant shall entitle its holder to purchase one share of common stock at an exercise price of $3.50 per share through December 31, 2007 at which time the warrants expire. The warrants are non-transferable and contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events, including, but not limited to, stock dividends, stock splits (forward and reverse), reclassifications and/or mergers. The holder of a warrant does not possess the rights of a common stock shareholder. The shares of common stock, when issued upon the exercise of the warrants in accordance with the terms thereof, will be fully paid and non-assessable.

Transfer Agent

     Our stock transfer agent is Transfer Online, Inc. Transfer Online's address is 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204, and their telephone and fax numbers are (503)227-2950 and (503)227-6874, respectively.

                                  LEGAL MATTERS

     The validity of the warrants and their underlying shares of common stock hereby offered will be passed upon by the law firm of William M. Ziering.


                                     EXPERTS

     Baumann, Raymondo & Company, PA, 405 North Reo Street, Suite 200, Tampa, Florida 33609, independent certified public accountants, have audited the consolidated financial statements of Premier Development & Investment, Inc. from inception to December 31, 2004. These financial statements are hereby incorporated in this prospectus by reference in Premier's Annual Report filed on Form 10-KSB in reliance on their report, given on their authority as experts in accounting and auditing.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the exercise or expiration of all of the warrants that are part of this offering.

     * Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

     * Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005;

     * Definitive Proxy Statement on Schedule 14A filed on March 2, 2005, with respect to our annual meeting of stockholders held on April 21, 2005;

     * Current Reports on Form 8-K filed with the SEC on February 15, 2005, March 2, 2005, March 24, 2005, April 8, 2005, April 15, 2005,
       April 25, 2005, April 28, 2005, May 16, 2005, May 17, 2005,
       May 18, 2005, May 31, 2005 and June 1, 2005.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.

You may request a copy of these filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number: Premier Development & Investment, Inc., 7475 Skillman, Suite C-102, Dallas, Texas
75231, (813) 932-6822.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 for the common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement. For further information

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about us and the securities offered in this prospectus, you should refer to the registration statement and exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are also required to file annual, quarterly and special reports, proxy statements and other information with the Commission.

     You can read the information filed by us with the Commission, including the registration statement, over the internet at the Commission's website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

     Other expenses in connection for the issuance and distribution of the securities being registered in this registration statement are set in the following table:

ITEM                                   AMOUNT
----                                   ------

SEC Registration Fee                     $602
Transfer Agent Fees*                    3,500
Legal Fees*                             6,500
Printing and Engraving Costs*           1,000
Miscellaneous*                          1,500
                                      --------
     Total                            $13,102

* Estimated expenses

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada Revised Statutes provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorney's fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection wit the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     Article VI of our Articles of Incorporation provides that our directors and officers shall be protected from personal liability to the fullest extent permitted by law. Additionally, Article X of our Bylaws contains provisions for the indemnification of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons by and through the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 16.  EXHIBITS.

     The following is a complete list of exhibits filed as part of this registration statement, which are incorporated herein.


Exhibit
Number     Description
-------    -----------

3.1*       Articles of Incorporation
3.2*       Certificate of Incorporation
3.3*       Certificate of Acceptance of Appointment by Resident Agent
3.4*       By-Laws
4.1*       Specimen copy of stock certificate for common stock
4.2 Specimen copy of $3.50 Series A Warrant Certificate underlying the common shares being registered in this registration statement
5.1        Opinion and Consent of the Law Firm of William M. Ziering
23.1       Consent of Baumann, Raymondo & Company, PA, dated June 10, 2005
23.2       Consent of William M. Ziering, Esq. (included in Exhibit 5.1 herein)
-----------------
* Incorporated by reference.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes as follows:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. The undersigned Registrant will, for purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The undersigned Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 10th day of June, 2005.

                              Premier Development & Investment, Inc.



                              By: /s/ Andrew L. Jones
                              -------------------------------------
                              Andrew L. Jones
                              President, Chairman, CEO and Secretary


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

      Signature                        Title                   Date

/s/ Andrew L. Jones           President, Chairman, CEO
----------------------        Treasurer and Secretary      June 10, 2005
Andrew L. Jones



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